Exhibit 31.3
CERTIFICATION

I, Syed Zaidi, certify that:

1.	I have reviewed this Annual report on Form 10-K/A of NeoMagic Corporation;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 28, 2010

/s/ Syed Zaidi
SYED ZAIDI
Chief Executive Officer